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EXHIBIT 10.17

                                 LEASE AGREEMENT
                     Likang Lease Henglian Lianxi Village I

Lessor:(hereinafter referred to as party A) Shanghai Henglian Industrial Co, Ltd
Lessee: (hereinafter referred to as party B) Shanghai Likang Disinfectant High-tech Co., Ltd


Article 1. The Leased Area and Rent
         The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor the Feng Village warehouse, field, office specified below:
         The area of this warehouse, field and office is 889 square meters,164 square meters and 195 square meters respectively, located at Lianxi Village. The rent of the plant is $23,750 (RMB 190,000) per year for the first three years. Lessor provides Lessee with water and power supply to ensure office operation.

Articles 2. Lease Term
         The Lease Agreement shall be effective for two years, commencing from October 1, 2005 and ending on September 30, 2007.

Articles 3. Payment of rent
         The rent is paid in every quarter by Lessee. If Lessee fails to pay rent on time, the penalty is 30% of the total rent each year. If Lessee fails to pay within one month, the lease is terminated and Lessee is responsible for the loss and will face legal issues caused therefrom.

Article 4. Other Expenses
         The Lessee pays on monthly basis the following expenses: Electricity, Water and tax.

Article 5. Termination of Lease Agreement
         Without the written consent of the Lessor, the Lessee shall not terminate the Lease Agreement during the lease term otherwise the Lessor shall be entitled to forfeit the Deposit. Without the consent of the Lessee, the Lessor shall not terminate the Lease Agreement during the lease term except that force majeure occurs.

Article 6. Dispute Resolution
         All disputes between the Lessor and Lessee shall be settled by negotiation, if can not be resolved through negotiation, the dispute shall be submitted to the authorized Arbitration Commission or the People's Court for trial and the place of arbitration shall be determined by both parties' agreement. The formal correspondence address shall be the address stated in this agreement.

Article 7. Effectiveness
         This agreement shall be effective immediately upon signing and sealing by the Lessor and Lessee. The issues uncovered by the Lease Agreement may be determined by the Parties with an Appendix to this Lease Agreement. The Appendix shall be deemed as a part of this Lease Agreement and shall be equally valid.

Lessor: Shanghai Henglian Industrial Company
(Signature) Feng Xiang Shen
Date: August 11, 2005

Lessee: Shanghai Likang Disinfectant High-tech Co., Ltd
(Signature) Xue Lian Bian
Date: August 11, 2005